As filed with the Securities and Exchange Commission on August 7, 1997.



                                                       Registration No. 33-27175

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------



                                AMENDMENT NO. 2
                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ECOGEN INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                    22-2487948
   (State or Other Jurisdiction of                   (I.R.S. Employer
   Incorporation or Organization)                  Identification Number)

                                Mary E. Paetzold,
                   Vice President and Chief Financial Officer
                                   Ecogen Inc.
                            2005 Cabot Boulevard West
                          Langhorne, Pennsylvania 19047
                                 (215) 757-1590
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time, as determined by market conditions, after Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                        CALCULATION OF REGISTRATION FEE

                                                                                   Proposed
                                                        Proposed Maximum            Maximum
    Title of Securities             Amount to be       Aggregate Price Per      Aggregate Offering          Amount of
     to be Registered                Registered              Share                    Price             Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value           136,000               $2.72 (1)              $369,920 (1)             $112.09
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee. Such estimate has been calculated in accordance with the Rule 457(c) and is based upon the average of the high and low prices per share of the Registrant's Common Stock as reported by the National Association of Securities Dealers Automated Quotation National Market System on May 8, 1997.

               THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                       SUBJECT TO COMPLETION, DATED AUGUST 7, 1997


                                   PROSPECTUS

                                   ECOGEN INC.

                         136,000 SHARES OF COMMON STOCK

               This Prospectus relates to the offering of up to an aggregate of 136,000 shares (the "Shares") of Common Stock, $.01 par value ("Common Stock"), of Ecogen Inc., a Delaware corporation ("Ecogen" or the "Company") which may be offered from time to time by the person (the "Selling Stockholder") named in this Prospectus under the caption "Selling Stockholder."

               The Shares may be offered for sale from time to time by the Selling Stockholder in brokerage transactions at prevailing market prices or in transactions at negotiated prices. No representation is made that any Shares will or will not be offered for sale. The Company will not receive any proceeds from the sale of the Shares. All costs, expenses and fees incurred in connection with the registration of the Shares, estimated to be approximately $8,000, are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholder will be borne by such Selling Stockholder. See "Plan of Distribution."

               The Selling Stockholder, and the brokers through whom sales of Shares are made, may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, as amended. In addition, any profits realized by the Selling Stockholder or such brokers on the sale of the Shares may be deemed to be underwriting commissions.


               The Common Stock is traded on NASDAQ National Market System under the symbol EECN. On August 5, 1997, the last sale price per share of the Common Stock, as reported on the NASDAQ National Market System, was $3.00.


               THE OFFERING INVOLVES A HIGH DEGREE OF RISK. FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SHARES, SEE "RISK FACTORS."

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
                 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
            OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.



                     The date of this Prospectus is August __, 1997.

                              AVAILABLE INFORMATION

               The Company has filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the offering, reference is made to such Registration Statement, exhibits and schedules, which may be inspected without charge at the SEC's office in Washington, D.C., and copies of all or any part thereof may be obtained from such office after payment of fees prescribed by the SEC.

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the SEC. Copies of reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the SEC's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and, upon request, may be made available at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, 13th Floor, New York, New York 10048. In addition, the SEC maintains a Web-site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC and the address of such site is http://www.sec.gov.

               The Company's Common Stock is traded on the NASDAQ National Market System. Copies of reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., located at 1735 K Street, N.W., Washington, D.C. 20006.

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
AVAILABLE INFORMATION ..................................................  3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ........................  5

THE COMPANY ............................................................  6

RISK FACTORS ...........................................................  7

SELLING STOCKHOLDER .................................................... 11

DESCRIPTION OF SECURITIES .............................................. 12

TRANSFER AGENT AND REGISTRAR ........................................... 13

PLAN OF DISTRIBUTION ................................................... 13

EXPERTS ................................................................ 13

LEGAL MATTERS .......................................................... 13

               NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ECOGEN OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ECOGEN SINCE THE DATE HEREOF.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed by the Company with the SEC are incorporated herein by reference:

               (a) The Company's Form 10-K Annual Report for the fiscal year ended October 31, 1996, filed pursuant to Section 13 of 15(d) of the Exchange Act.

               (b) The Company's Form 10-K/A Amendment No. 1 to the Annual Report for the fiscal year ended October 31, 1996, filed pursuant to Section 13 or 15(d) of the Exchange Act.

               (c) The Company's Form 10-K/A Amendment No. 2 to the Annual Report for the fiscal year ended October 31, 1996, filed pursuant to Section 13 or 15(d) of the Exchange Act.


               (d) The Company's Form 10-K/A Amendment No. 3 to the Annual Report for the fiscal year ended October 31, 1996, filed pursuant to Section 13 or 15(d) of the Exchange Act.


               (e) The Company's Form 10-Q Quarterly Report for the fiscal quarter ended January 31, 1997, filed pursuant to Section 13 or 15(d) of the Exchange Act.



               (f) The Company's Form 10-Q Quarterly Report for the fiscal quarter ended April 30, 1997, filed pursuant to Section 13 or 15(d) of the Exchange Act.



               (g) The Company's Form 10-Q/A Amendment No. 1 to the Quarterly Report for the fiscal quarter ended April 30, 1997, filed pursuant to Section 13 or 15(d) of the Exchange Act.



               (h) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A (File No. 1-9579) filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.


               All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in any document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

               The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon the written or oral request of such person a copy of any and all the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates.) Such request should be addressed to Ecogen Inc., 2005 Cabot Boulevard West, Langhorne, Pennsylvania 19047, Attention: Mary E. Paetzold, Vice President and Chief Financial Officer.

                                   THE COMPANY

               Ecogen, a Delaware corporation incorporated in 1983, is a biotechnology company specializing in the development and marketing of environmentally compatible products for the control of pests in agricultural and related markets. Ecogen's product revenues are generated by sales of biological insecticides derived from the bacterial microorganism Bacillus thuringiensis ("Bt"), various pest control and crop pollination products based on pheromone and related technologies, and biological fungicide products for the control of powdery mildew and post-harvest rot disease. In addition, Ecogen is developing for introduction into certain niche markets insecticidal nematodes (microscopic roundworms) for the control of insect pests. Ecogen was the first company to sell genetically enhanced biological pesticide products which are registered with the U.S. Environmental Protection Agency (the "U.S. EPA") for commercial sale. In addition, Ecogen is the only Company to have received U.S. EPA approvals to sell Bt insecticides incorporating a recombinant Bt strain.

               Ecogen's principal executive offices are located at 2005 Cabot Boulevard West, Langhorne, Pennsylvania 19047. Its telephone number is (215) 757-1590.

                                  RISK FACTORS

               An investment in the Shares offered hereby involves a high degree of risk and should not be made by persons who cannot afford the loss of their entire investment. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements of the Company. The Company advises prospective investors not to place undue reliance on any such forward-looking statements in light of the risks and uncertainties to which they are subject. In evaluating the Company and its business, prospective investors should carefully consider the following risk factors in addition to the other information included herein.

               LIQUIDITY AND LONG-TERM CAPITAL NEEDS. To date, the Company has not generated positive cash flow from operations. Since the Company's inception in 1983, the Company has financed its working capital needs primarily through the sale of equity securities, revenues from research and development agreements and product sales. The Company's working capital and working capital requirements are affected by numerous factors and there is no assurance that such factors will not have a negative impact on the Company's liquidity. Principal among these factors are the success of its product commercialization and marketing efforts and the efforts of its strategic partners in commercializing and selling products based on the Company's technology, the technological advantages and pricing of the Company's products, economic and environmental considerations which impact agricultural crop production and the agricultural sector generally, competitive conditions in agricultural pest control market, and access to capital markets that can provide the Company with the resources necessary to fund its strategic priorities. The Company will need additional financing to support current levels of product development and commercialization. There is no assurance that such financing will be available on terms acceptable to the Company or at all. Over the long-term, the Company's liquidity is dependent on market acceptance of its products and technology.

               EARLY STAGE OF PRODUCT SALES. Ecogen is in its early years of commercial sales of a line of biorational products for the control of pests in agricultural and related markets. Currently, Ecogen's primary products include a line of biological insecticide products, pheromone products and biofungicide products. The Company intends to market and sell a number of newly introduced products. There can be no assurance that Ecogen's existing or future products will be commercially accepted.

               LACK OF OPERATING PROFITS. Ecogen has incurred net losses since its inception. Historically, Ecogen's working capital has been maintained primarily through sales of capital stock and not through operations. To date, Ecogen has not generated profits or positive cash flow from operations. There can be no assurance that Ecogen will achieve operating profits or will generate a positive cash flow. No assurance exists that the Company will be able to market its products at prices and in quantities that will enable the Company to achieve profitability.

               DIVIDENDS. The Company has never paid a dividend on its Common Stock and does not anticipate paying dividends on the Common Stock in the foreseeable future. The Company currently intends to retain earnings, if any, for use in its business. There can be no assurance that the Company will ever pay dividends on its Common Stock.

               MANUFACTURING RISKS. A key to Ecogen's achieving its product sales objectives is Ecogen's ability to mass produce its biorational products in a timely and cost-effective manner. In order for Ecogen's product sales to be profitable, Ecogen must be able to scale-up its production to meet anticipated needs. Ecogen's production plans call for reliance upon third parties for most of its product manufacturing, formulation and packaging requirements. Although Ecogen believes that such third parties have sufficient operating capacity to satisfy Ecogen's product manufacturing needs, the failure of any such party to provide products to Ecogen under its product manufacturing arrangement could have a material and adverse effect on Ecogen's ability to meet the demand for its products.

               DEPENDENCE ON KEY PERSONNEL. Ecogen's future success is dependent upon the efforts and abilities of its employees. Ecogen has assembled a highly qualified technical staff, many of whom have considerable prior experience with bioinsecticides. The loss of certain key employees could materially and adversely affect Ecogen's business. Ecogen's success will depend on its ability to retain key employees and, if any depart, to replace them with personnel of comparable scientific and management capability.

               COMPETITION AND TECHNOLOGY. The markets in which Ecogen operates are highly competitive. Competition is based principally on price and efficacy, but safety and ease of application are also factors. Competitors of Ecogen include manufacturers and marketers of synthetic chemical pesticides and biopesticides including large chemical companies, such as Abbott Laboratories, Novartis and Dow Elanco, as well as specialized biotechnology firms. Many of these companies have considerably greater financial and marketing resources than Ecogen. Competitors with respect to research and development activities also include universities and public and private research organizations. In addition, Ecogen's bioinsecticide products compete with certain transgenic seed and plant products that have insecticidal capabilities. No assurance exists that the competitive pressure will not result in a reduction in prices of the Company's products which could adversely affect the Company's profitability. The agricultural pesticide industry is undergoing, and is expected to continue to undergo, rapid and significant technological change. Ecogen expects competition to intensify as technical advances in the field are made and become more widely known. There can be no assurance that developments by others will not render Ecogen's products or technology obsolete or noncompetitive.

               SEASONALITY. The bulk of the Company's products are marketed for agricultural applications in the northern hemisphere, where the growing season generally runs from spring until fall. Commercial introduction of the Company's new products is contingent on, among other factors, completion of field testing and receipt of required regulatory approvals. Field testing, regulatory approval and commercial introduction of Ecogen's products not yet registered with the U.S. EPA must occur at certain times before or during the growing season. Unusual weather conditions during field tests or the failure to receive regulatory approval prior to the growing season may require additional field tests to be conducted in subsequent growing seasons, with resulting delays in new product development and commercialization. In addition, because of the seasonal nature of its business, Ecogen's product revenues are likely to be concentrated in the fiscal quarters prior to and during a particular growing season and may result in substantial variations in quarter-to-quarter financial results. Product sales from year-to-year are also affected by unusual weather conditions, such as droughts or floods, and the level of insect infestation in grower areas.

               GOVERNMENTAL REGULATION. Pesticides are subject to rigorous testing and approval processes by the U.S. EPA and similar regulatory authorities in certain states and in other countries. The process of obtaining these approvals can be time-consuming and costly. There can be no assurance that such approvals will be granted on a timely basis, if at all. Such delays in obtaining necessary product registrations could have a significant impact upon Ecogen's revenues and competitive position in the way of delayed product sales and lost market opportunities. Additionally, while the U.S. EPA has in place a registration procedure for biopesticides that is less burdensome in comparison to the registration procedures for synthetic chemical pesticides, there can be no assurance that additional requirements will not be added by the U.S. EPA which could make the procedure more time-consuming and costly or that a particular product developed in the future will qualify for registration as a biopesticide. There is no assurance that any registrations that have been granted will not be revoked or that, if the Company applies for any additional registrations or approvals, they will be issued.

               PROPRIETARY TECHNOLOGY AND TRADE SECRETS. Although Ecogen has issued and has pending patents with respect to certain of its technologies, there can be no assurance that any additional patents will be issued or that any issued patents will provide adequate protection for Ecogen's products or processes. Although Ecogen pursues a policy of seeking patent protection, both in the United States and abroad, for its novel microorganisms and related biopesticide compositions of matter and processes, the issuance of a patent is not conclusive as to its validity or enforceability, nor does it provide the patent holder with freedom to operate without infringing the patent rights of others. A patent could be challenged by litigation and, if the outcome of such litigation was adverse to the patent holder, competitors could be free to use the subject matter covered by the patent, or the patent holder could be required to license the technology to others.

               Because of the uncertainty concerning patent protection, Ecogen also relies upon unpatented proprietary technology and trade secrets. All Ecogen employees and consultants sign confidentiality agreements under which they agree not to use or disclose Ecogen's confidential information as long as that information remains proprietary or, in some cases, for fixed time periods. There can be no assurance that others have not developed or will not independently develop such proprietary technology or substantially equivalent information and techniques or that secrecy will not be breached. Ecogen's ability to compete will depend, in part, on maintaining the proprietary nature of its technology.

               Ecogen is aware that substantial research efforts in biotechnology are taking place at universities, government laboratories and public corporations around the world and that numerous patent applications have been filed, and that patents have been issued, relating to fundamental technologies and to specific biological pesticide products and processes. The costs associated with the enforcement of Ecogen's patents and with obtaining licenses, if required, under patents held by third parties can be significant and thus could materially and adversely affect Ecogen's business. There can be no assurance that Ecogen could obtain licenses with respect to such patents on commercially favorable terms, if at all.

               PRODUCT LIABILITY. Product liability claims may be asserted with respect to the Company's technology or products. Although Ecogen currently has product liability insurance, there can be no assurance that Ecogen has obtained sufficient insurance coverage, or that Ecogen will have sufficient resources, to satisfy any product liability claims. A successful product liability claim in excess of the Company's insurance coverage could have a material adverse effect on the Company.

               STOCK PRICE VOLATILITY. The market prices for shares of common stock and other securities of biotechnology companies (including Ecogen) historically have been extremely volatile. Factors such as announcements of technical innovations and new commercial products by Ecogen's current or potential competitors, adverse results in Ecogen's field tests or product sales, adverse litigation, adverse legislation, patent or proprietary rights developments or market conditions in general may have a significant impact on the market prices of the Shares offered hereby. In addition, the future sale of a substantial number of shares of Common Stock by existing stockholders or by Ecogen may have an adverse impact on the market price of the Shares offered hereby. There can be no assurance that the trading price of the Company's Common Stock will remain at or near its current level.

               DILUTION. Ecogen has granted options to purchase Common Stock under employee benefit plans and agreements with the management and directors of Ecogen. Warrants, options and other rights to purchase Common Stock are also outstanding under financing arrangements and other transactions. Ecogen regularly examines opportunities to expand its technology base and product line through means such as licenses, joint ventures and acquisition of assets or ongoing businesses (including the acquisition of outstanding minority interests in its Ecogen Technology I Incorporated subsidiary) and may issue securities in connection with such transactions. Ecogen may issue additional stock, warrants and/or options in order to raise funds or for other purposes in the future and may also issue additional securities in connection with its employee benefit plans. During the terms of any such options and warrants, the holders thereof have an opportunity to profit from a future rise, if any, in the market price of the Common Stock. The exercise of any such outstanding options or warrants or the issuance of any such additional warrants, options or other equity or derivative securities of the Company may adversely affect the market value of the Shares offered hereby or adversely affect the terms on which Ecogen may obtain additional equity financing.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS. Certain statements contained or incorporated by reference in this Prospectus, including without limitation statements containing the words "believes," "anticipates," "intends," "expects," and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those set forth in this Prospectus, including under the caption "Risk Factors." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such statements or to publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company's expectation with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

                               SELLING STOCKHOLDER


               The following table sets forth as of May 12, 1997, and upon completion of the offering described in this Prospectus, information with regard to the beneficial ownership of the Company's Common Stock by the Selling Stockholder. Such Selling Stockholder may not have a present intention of selling the Shares and may offer less that the amount of Shares indicated.



                                                       Shares Beneficially Owned
                                                       -------------------------

                                                   Shares Beneficially                           Shares Beneficially
                                                   Owned Prior to Offering                       Owned After Offering
                                                   -----------------------                       --------------------

                                                                               Shares to
Name and Address                                    Number        Percentage   be Offered      Number         Percentage
                                                    ------        ----------   ----------      ------         ----------
PruTech Research & Development Partnership II(1)   215,165           2.7%       136,000        79,165             1.0%
440 Mission Court
Suite 250
Fremont, CA  94539

--------

(1) Patrick Owen Burns, Vice President of R&D Funding Corp., a general partner of PruTech Research & Development Partnership II, was formerly a director of the Company. He resigned on August 21, 1996.

                            DESCRIPTION OF SECURITIES

               The following description does not purport to be complete and is subject in all respects to the applicable provisions of the Company's Restated Certificate of Incorporation, as amended, and By-Laws.

               The authorized capital stock of the Company consists of 42,000,000 shares of Common Stock, par value $.01 per share and 7,500,000 shares of Preferred Stock, par value $.01 per share. At April 30, 1997, 7,989,919 shares of Common Stock were outstanding and no shares of Preferred Stock were outstanding.

                                  Common Stock

               The holders of shares of Common Stock are entitled to one vote for each share of Common Stock held on all matters on which holders of Common Stock are entitled to vote. Holders of Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor and are entitled to receive on a pro rata basis all assets of the Company legally available for distribution to the stockholders in the event of the liquidation, dissolution or winding up of the Company. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights, and no right to vote cumulatively for the election of directors.

                          TRANSFER AGENT AND REGISTRAR

               The transfer agent and registrar for the Company's Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                              PLAN OF DISTRIBUTION

               Any or all of the Shares may be offered and sold to purchasers directly or on behalf of such Selling Stockholder from time to time in brokerage transactions, in the over-the-counter market, in privately negotiated transactions, on any stock exchange on which the Shares may be listed at the time of the sale or otherwise at prices prevailing in such market or exchange or as may be negotiated at the time of sale. Additionally, agents, dealers or other financial institutions may acquire the Shares or interests therein as pledgee and may, from time to time, effect distributions of such Shares or interests in such capacity. The Shares may also be publicly offered through agents, underwriters or dealers. In such event, the Selling Stockholder may enter into agreements with respect to any such offering. Such underwriters, dealers or agents that participate in the distribution or the Shares may be deemed to be concessions received by them may be deemed to be underwriting discounts and commissions, under the Securities Act. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.

               In order to comply with the securities laws of certain states, sales of the Shares to the public in such states may be made only through broker-dealers who are registered or licensed in such states. Sales of Shares must also be made by the Selling Stockholder in compliance with other applicable state securities laws and regulations.

               The Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Stockholder or by agreement between the Selling Stockholder and underwriters, dealers or agents.

                                     EXPERTS

               The consolidated financial statements and schedule of Ecogen as of October 31, 1996 and 1995, and for the years ended October 31, 1996 and 1995 and the ten month period ended October 31, 1994, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

               Certain legal matters relating to the Shares, including the validity thereof, will be passed upon for the Company by Paul, Hastings, Janofsky & Walker LLP, counsel for the Company. Esteban A. Ferrer, a member of Paul, Hastings, Janofsky & Walker LLP, is a director of the Company.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                               PRINCIPAL STOCKHOLDERS

The following table sets forth information as of July 15, 1997, with respect to the beneficial ownership of the Company's Common Stock by all persons known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock, by each director and nominee for director, by each named executive officer, and by all current executive officers and directors as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.


                                        Number          Percentage
Name and Address (1)                  of Shares          of Class
--------------------                  ----------        -----------

Monsanto Company                         943,397          12%
800 North Lindbergh Boulevard
St. Louis, MO  63167

United Equities (Commodities) Company    933,500          10%
160 Broadway
New York, NY  10038 (2)

Moses Marx                               933,500          10%
160 Broadway
New York, NY 10038 (3)

James P. Reilly, Jr. (4)                  98,012           1%

Richard A. Deak (5)                       31,660          *

Leigh H. English (6)                      16,260          *

Mary E. Paetzold (7)                      52,281          *

John E. Davies (8)                       145,498         2.7%

Jack D. Early (9)                          2,608          *

Esteban A. Ferrer (10)                      1,600          *

Lowell N. Lewis (11)                       4,740          *

John R. Sutley (12)                        3,040          *

All current executive officers and       355,699           4%
directors as a group (nine persons)
(4) (5) (6) (7) (8) (9) (10) (11)
(12) and (13)



 *      Indicates amount is less than 1%.

(1) The addresses of all officers and directors of the Company listed above are in care of the Company. The Company's corporate headquarters are located at 2005 Cabot Boulevard West, Langhorne, Pennsylvania 19047. For purposes of calculating beneficial ownership, the Company relied upon reports filed with the Securities and Exchange Commission and upon its actual knowledge.

(2) Includes 500,000 shares that United Equities (Commodities) Company has the right to acquire at any time upon the conversion of a Convertible Senior Subordinated Debenture held in the name of United Equities (Commodities) Company. Moses Marx has a 99% equity interest in United Equities (Commodities) Company and is deemed to beneficially own the shares of Ecogen Common Stock held by United Equities.


(3) Moses Marx is a beneficial owner of the Company's Common Stock solely by virtue of his 99% equity interest in United Equities (Commodities) Company. Mr. Marx's beneficial ownership of the Company's Common Stock is comprised of the 933,500 shares of Company Common Stock held in the name of United Equities (Commodities) Company.


(4) Includes 93,000 shares which Mr. Reilly has the right to acquire upon exercise of stock options under the Plan which are exercisable on or within 60 days following July 15, 1997. Does not include 40,000 shares which Mr. Reilly has the right to acquire upon exercise of stock options under the Plan which are not presently exercisable and not exercisable within 60 days following July 15, 1997.


(5) Includes 31,000 shares which Mr. Deak has the right to acquire upon exercise of stock options under the Plan which are exercisable on or within 60 days following July 15, 1997. Does not include 20,000 shares which Mr. Deak has the right to acquire upon exercise of stock options under the Plan which are not presently exercisable and not exercisable within 60 days following July 15, 1997.


(6) Includes 16,260 shares which Dr. English has the right to acquire upon exercise of stock options under the Plan which are exercisable on or within 60 days following July 15, 1997. Does not include 20,000 shares which Dr. English has the right to acquire upon exercise of stock options under the Plan which are not presently exercisable and not exercisable within 60 days following July 15, 1997.


(7) Includes 500 shares held by Ms. Paetzold's husband. Ms. Paetzold disclaims beneficial ownership of these shares. Includes 40,000 shares which Ms. Paetzold has the right to acquire upon exercise of stock options under the Plan which are exercisable on or within 60 days following July 15, 1997. Does not include 20,000 shares which Ms. Paetzold has the right to acquire upon exercise of stock options under the Plan which are not presently exercisable and not exercisable within 60 days following July 15, 1997.


(8) Includes 43,660 shares held in trust for Mr. Davies' children. Mr. Davies disclaims beneficial ownership of these shares. Includes 85,200 shares which Mr. Davies has the right to acquire upon exercise of stock options under the Plan which are exercisable on or within 60 days following July 15, 1997. Does not include 2,200 shares which Mr. Davies has the right to acquire upon exercise of stock options under the Plan which are not presently exercisable and not exercisable within 60 days following July 15, 1997.


(9) Includes 2,608 shares which Dr. Early has the right to acquire upon the exercise of stock options under the Plan which are exercisable on or within 60 days following July 15, 1997. Does not include 2,200 shares which Dr. Early has the right to acquire upon exercise of stock options under the Plan which are not presently exercisable and not exercisable within 60 days following July 15, 1997.


(10) Includes 600 shares which Mr. Ferrer has the right to acquire upon the exercise of stock options under the Plan which are exercisable on or within 60 days following July 15, 1997. Does not include 3,200 shares which Mr. Ferrer has the right to acquire upon exercise of stock options under the Plan which are not presently exercisable and not exercisable within 60 days following July 15, 1997.


(11) Includes 3,600 shares which Dr. Lewis has the right to acquire upon exercise of stock options under the Plan which are exercisable on or within 60 days following July 15, 1997. Does not include 2,200 shares which Dr. Lewis has the right to acquire upon exercise of stock options under the Plan which are not presently exercisable and not exercisable within 60 days following July 15, 1997.


(12) Includes 3,000 shares which Mr. Sutley has the right to acquire upon exercise of stock options under the Plan which are exercisable on or within 60 days following July 15, 1997. Does not include 8,000 which Mr. Sutley has the right to acquire upon the exercise of stock options under the Plan which are not presently exercisable and not exercisable within 60 days following July 15, 1997.


(13) Gives full effect to stock options and warrants, which are presently exercisable, held by executive officers and directors.

Part II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

               The following table sets forth the various expenses payable by the Company in connection with the sale of the Shares being registered hereby. All of the amounts shown are estimates except the registration fee.

Registration fee...............................     $   112.09
                                                    ----------
Legal fee and expenses.........................       5,000.00
                                                    ----------
Accounting fees and expenses...................       2,000.00
                                                    ----------
Miscellaneous..................................         887.91
                                                    ----------
                                        TOTAL       $ 8,000.00
                                                    ----------

Item 15.  Indemnification of Directors and Officers.

               Article VIII of the By-Laws of the Company, as amended, provides generally for indemnification of officers, directors, agents and employees of the Company to the extent authorized by the General Corporation Law of the State of Delaware. Pursuant to Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of this duty to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any by-law, agreement, vote of stockholder or disinterested directors, or otherwise.

               As permitted by Section 102 of the Delaware General Corporation Law, the Company's stockholders have approved and incorporated provisions into the Company's Restated Certificate of Incorporation eliminating a director's personal liability for monetary damages to the company and its stockholders arising from a breach of a director's fiduciary duty, except for liability under
Section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit.

               The Company has entered into indemnification agreements with directors and officers. These agreements provide substantially broader indemnity rights than those provided under the Delaware General Corporation Law and the Company's By-Laws. The indemnification agreements are not intended to deny or otherwise limit third party or derivative suits against the Company or its directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third party suit would be borne by the Company, and the Company would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the benefit of the Company but would be offset by the Company's obligations to the director or officer under the indemnification agreement.

               The above discussion of the Company's By-Laws, Restated Certificate of Incorporation and indemnification agreements and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such By-Laws, Restated Certificate of Incorporation, indemnification agreements and statute.

Item 16.  Exhibits.


Exhibit No.         Description
-----------         -----------
   3.1*             Restated Certificate of Incorporation of Ecogen Inc.
                    (Form 10-Q for fiscal quarter ended January 31, 1996.)


   3.2*             By-Laws of Ecogen Inc., as amended. (Form S-1 Registration
                    Statement, File No. 33-14119.)

   5. Opinion of counsel as to legality of securities being registered.

   23.1             Consent of KPMG Peat Marwick LLP.

   23.2 Consent of counsel. (The consent of counsel is included in Exhibit 5.)

   24. Power of Attorney executed by certain officers of the Company and individual members of the Board of Directors authorizing certain officers of the Company to file amendments to the Company's Registration Statement on Form
                    S-3 (contained on the signature page attached hereto).



-----------------------

* These items are hereby incorporated by reference from the exhibits of the filing or report indicated and are made a part of this Registration Statement.

Item 17.  Undertakings.

               (a) The undersigned registrant hereby undertakes:

                             (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration Statement:

                                            (i) to include any prospectus
required by Section 10(a)(3) of the Securities Act;

                                            (ii) to reflect in the prospectus
any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                                            (iii) to include any material
information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                                            provided, however, that paragraphs
(A)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                             (2) That, for the purpose of determining any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                             (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES




               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Langhorne, the Commonwealth of Pennsylvania, on August 6, 1997.




                                   ECOGEN INC.

                                   By:    /s/  James P. Reilly, Jr.
                                        ----------------------------------------
                                        Name:   James P. Reilly, Jr.
                                        Title:  Chairman and Chief
                                                Executive Officer

                                   SIGNATURES




               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 6th day of August, 1997.



Signature                          Title                                            Date
---------                          -----                                            ----
/s/  James P. Reilly, Jr.          Chairman of the Board, President                 August 6, 1997
--------------------------------   and Chief Executive Officer
James P. Reilly, Jr.               (Principal Executive Officer)


/s/  Mary E. Paetzold              Vice President and Chief Financial               August 6, 1997
--------------------------------   Officer and Director
Mary E. Paetzold                   (Principal Financial and Accounting
                                   Officer)

              *                    Director                                         August 6, 1997
--------------------------------
John E. Davies

              *                    Director                                         August 6, 1997
--------------------------------
Jack D. Early

              *                    Director                                         August 6, 1997
--------------------------------
Esteban A. Ferrer

              *                    Director                                         August 6, 1997
--------------------------------
Lowell N. Lewis

              *                    Director                                         August 6, 1997
--------------------------------
John R. Sutley

* /s/ Mary E. Paetzold             Attorney-in-fact                                 August 6, 1997
--------------------------------
Mary E. Paetzold


                                  EXHIBIT INDEX



Exhibit No.      Description                             Sequential Page
-----------      -----------                             ---------------
    5            Opinion of counsel as to legality             20
                 of securities being registered

    23.1         Consent of KPMG Peat Marwick LLP              22